EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Forestry, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 08913574) of China Forestry, Inc. of our report dated May 15, 2008, related to the financial statements of China Forestry, Inc. as of December 31, 2007 and for each of the two years then ended.

We also consent to the reference to our firm under the heading "Experts" appearing in the Prospectus contained in the above Registration Statement on Form S-8.

/s/ Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
March 30, 2009